UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2023

AMERICAN SHARED HOSPITAL SERVICES
(Exact Name of Registrant as Specified in Its Charter)

California	1-08789	94-2918118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Montgomery Street, Suite 1112 San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 788-5300

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
American Shared Hospital Services Common Stock, No Par Value	AMS	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Securities Holders.

The Company’s Annual Meeting of Shareholders (the “Annual Meeting”) was held on June 20, 2023. There was present in person or by proxy at the Annual Meeting shareholders voting 4,899,376 shares that represent 78.86% of the 6,213,134 shares outstanding and entitled to vote at the meeting which represented a quorum. Set forth below are the final voting totals as provided by American Stock Transfer & Trust Company, LLC the independent inspector of elections for the Annual Meeting.

Proposal One: Election of Directors:

Nominee	For	Withheld	No Vote
Ernest A. Bates, M.D.	3,504,214	241,965	1,153,197
Daniel G. Kelly, Jr.	3,632,452	113,727	1,153,197
Kathleen Miles	3,552,644	193,535	1,153,197
Raymond C. Stachowiak	3,632,400	113,779	1,153,197
Vicki L. Wilson	3,552,624	193,555	1,153,197

All five individuals were elected to serve on the Board of Directors until the next annual meeting of shareholders.

Proposal Two: Advisory Vote on the Company’s Executive Compensation.

There were 3,377,673 votes for, 220,782 votes against, 147,724 votes abstained, and 1,153,197 broker non-votes. The votes "for" constituted a majority of those voting in person or by proxy, and also represented at least a majority of the voting power required to constitute a quorum at the Annual Meeting.

Proposal Three: Ratification of Independent Registered Public Accounting Firm.

There were 4,866,652 votes for, 32,067 votes against, 657 votes abstained, and 0 broker non-votes. The votes "for" constituted a majority of those voting in person or by proxy, and also represented at least a majority of the voting power required to constitute a quorum at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SHARED HOSPITAL SERVICES
(Registrant)

Dated: June 22, 2023	/s/ Raymond C. Stachowiak
By: Raymond C. Stachowiak
Title: Executive Chairman